EXHIBIT 23.1

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-65708 of Vista Exploration Corporation of our report dated June 30, 2002 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                  /s/ Cordovano and Harvey, P.C.
                  ------------------------------
                  Cordovano and Harvey, P.C.
                  Denver, Colorado
                  July 23, 2002